UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 21, 2017

GENPACT LIMITED
(Exact Name of Registrant as Specified in Charter)

Bermuda (State or Other Jurisdiction of Incorporation)	001-33626 (Commission File Number)	98-0533350 (IRS Employer Identification No.)
Canon’s Court, 22 Victoria Street Hamilton HM 12, Bermuda (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 295-2244

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 21, 2017, Genpact Limited (“Genpact”) announced the pricing by its wholly owned subsidiary, Genpact Luxembourg S.à r.l. (“Genpact Luxembourg”), of its private offering (the “Notes Offering”) of $350 million aggregate principal amount of 3.700% senior unsecured notes due 2022 (the “Notes”). The Notes will be senior unsecured obligations of Genpact Luxembourg and will be guaranteed on a senior unsecured basis by Genpact. Genpact intends to use the net proceeds from the offering to repay outstanding loans under its revolving credit facility and for general corporate purposes, which may include acquisitions and share repurchases, among other uses.

The Notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements of the Securities Act and any applicable state securities laws.

In connection with the issuance of the Notes, Genpact and Genpact Luxembourg entered into a Purchase Agreement dated March 21, 2017, among Genpact Luxembourg, as issuer, Genpact, as guarantor, and the representatives of the several initial purchasers named in the Purchase Agreement (the “Initial Purchasers”), pursuant to which Genpact Luxembourg agreed to issue and sell the Notes to the Initial Purchasers.

In connection with the issuance of the Notes, Genpact and Genpact Luxembourg will enter into an indenture, as supplemented by one or more supplemental indentures (together, the “Indenture”), with Wells Fargo Bank, N.A., as trustee.

The Company will pay interest on the Notes on each April 1 and October 1, beginning on October 1, 2017. The interest rate payable on the Notes will be subject to adjustment from time to time if either Moody’s or S&P (or a substitute rating agency therefor) downgrades (or downgrades and subsequently upgrades) the credit rating assigned to the Notes.

The Notes will be subject to certain customary covenants, including limitations on the ability of Genpact and Genpact Luxembourg, with significant exceptions, (i) to incur debt secured by liens; (ii) to engage in certain sale and leaseback transactions; and (iii) to consolidate, merge, convey or transfer its assets substantially as an entirety. In addition, pursuant to a customary change of control covenant, upon a change of control repurchase event, Genpact Luxembourg will be required to make an offer to repurchase the Notes at a price equal to 101% of the aggregate principal amount of such Notes, plus any accrued and unpaid interest, if any, to, but not including, the date of repurchase.

Genpact expects the Notes Offering to close on March 27, 2017, subject to the satisfaction of customary closing conditions.

A copy of the press release announcing the pricing of the Notes Offering is attached hereto as Exhibit 99.1. This notice is not intended to and does not constitute an offer to sell nor a solicitation for an offer to purchase any securities of Genpact or of Genpact Luxembourg.

Forward-looking statements

This document contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Genpact and its consolidated subsidiaries and Genpact Luxembourg could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements regarding the Notes Offering, statements of the plans, strategies and objectives of Genpact and Genpact Luxembourg for future operations; any statements regarding the Notes Offering; any statements regarding the intended guarantee of the Notes; any statements regarding the intended repayment of certain of Genpact’s outstanding loans; any other statements of expectation or belief and any statements of assumptions underlying any of the foregoing. Other important factors that could cause the statements made in this document or the actual results of operations or financial condition of Genpact and Genpact Luxembourg to differ include, without limitation, that the Notes Offering is subject to market conditions and a number of other conditions and the final terms may vary substantially as a result of market and other conditions. There can be no assurance that the Notes Offering will be completed as described herein or at all. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; and other risks that are described in Genpact’s SEC reports, including but not limited to the risks described in Genpact’s Annual Report on Form 10-K for its fiscal year ended December 31, 2016. Each of Genpact and Genpact Luxembourg assume no obligation to and do not intend to update these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Genpact Limited’s press release dated March 21, 2017, entitled “Genpact Limited Announces Pricing of 3.700% Senior Notes due 2022 by Genpact Luxembourg S.à r.l.”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

By:	/s/ Heather D. White
Name: Heather D. White
Title: Senior Vice President

Dated:  March 21, 2017

EXHIBIT INDEX

Each of the following exhibits is being filed electronically with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Genpact Limited’s press release dated March 21, 2017, entitled “Genpact Limited Announces Pricing of 3.700% Senior Notes due 2022 by Genpact Luxembourg S.à r.l.”.